DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Incorporation

(PURSUANT TO NRS 78)

Entity # E0840412006-5
Document Number: 20060733510-47
Date Filed: 11/15/2006 12:05:30 PM
In the office of
Dean Heller
Secretary of State

Important. Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

1. **Name of Corporation:**	Hero Enterprises, Inc.
2. **Resident Agent Name and Street Address:** (must be a Nevada address where process may be served)	Incorp Services, Inc. (Name) 3155 East Patrick Lane - Suite 1 (Street Address), Las Vegas (City), NEVADA, 89120-3481 (Zip Code)
3. **Shares:** (number of shares corporation authorized to issue)	Number of shares with par value: 75,000,000 Par value: $ 0.0010 Number of shares without par value: 0
4. **Names & Addresses of Board of Directors/Trustees:** (attach additional page if there is more than 3 directors/trustees)	1. Winston V Berta (Name) 3155 East Patrick Lane - Suite 1 (Street Address), Las Vegas (City), NV (State), 89120-3481 (Zip Code) 2. Name Street Address City State Zip Code 3. Name Street Address City State Zip Code
5. **Purpose:** (optional-see instructions)	The purpose of this Corporation shall be: Any Legal Purpose
6. **Names, Address and Signature of Incorporator:** (attach additional page if there is more than 1 incorporator)	Doug Ansell on behalf of Incorp Services, Inc. (Name) [signature] (Signature) 3155 East Patrick Lane - Suite 1 (Address), Las Vegas (City), NV (State), 89120-3481 (Zip Code)
7. **Certificate of Acceptance of Appointment of Resident Agent:**	I hereby accept appointment as Resident Agent for the above named corporation. [signature] Authorized Signature of R. A. or On Behalf of R. A. Company November 14, 2006 (Date)

This form must be accompanied by appropriate fees. See attached fee schedule.